UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 4, 2013

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Network Drive Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 4, 2013, CMIC HOLDINGS Co., Ltd. ("CMIC", formerly known as CMIC Co., Ltd.) provided written notice to Dyax of its intent to terminate the Product Development and License Agreement, dated September 28, 2010 (the "License Agreement"), under which Dyax granted CMIC rights to develop and commercialize ecallantide (marketed as Kalbitor® in the United States) for hereditary angioedema (HAE) in Japan.

The termination will take effect on June 4, 2014, at which time all of the rights to develop and commercialize ecallantide in Japan will be returned to Dyax.  Dyax will have no obligations to CMIC in connection with, or following, the termination.

Under the License Agreement, CMIC had completed a twelve patient pharmacokinetic study and an open-label study of ten patients to fulfill the submission requirements for regulatory approval of ecallantide in Japan.   Both studies were completed as planned.  In connection with the termination, CMIC intends to organize the data from these studies into a dossier that could be submitted for approval to regulatory authorities in Japan.   Upon receipt of this dossier, Dyax intends to evaluate its next steps with respect to ecallantide in Japan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	December 10, 2013	By:	/s/ Gustav Christensen
Gustav Christensen
Chief Executive Officer and President